As filed with the Securities and Exchange Commission on June 16, 2005
Registration No. 333-121485

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INDEPENDENCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

South Carolina	6021	20-1734180
(state or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or	Classification Code Number)	Identification No.)
organization)

500 East Washington Street
Greenville, South Carolina
(864) 672-1766
     (Address and Telephone Number of Intended Principal Place of Business)

Lawrence R. Miller
Chief Executive Officer
P. O. Box 1776
Greenville, South Carolina
(864) 672-1766
(Name, Address, and Telephone Number of Agent For Service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Neil E. Grayson, Esq.
Nelson Mullins Riley & Scarborough LLP
Poinsett Plaza, Suite 900
104 South Main Street
Greenville, South Carolina 29601
(864) 250-2235

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [   ]

        An aggregate of 2,910,000 shares of common stock (including 410,000 shares underlying the warrants) and 410,000 warrants were initially registered in the offering that was declared effective by the Securities and Exchange Commission on March 10, 2005.

        The Registrant's offering was terminated on May 31, 2005 and a total of 2,085,010 shares of common stock and 410,000 warrants were issued. In addition, 410,000 shares of common stock remain reserved for issuance upon exercise of the warrants. The remaining 414,990 shares of common stock registered in the offering are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on June 16, 2005.

INDEPENDENCE BANCSHARES, INC.

By:  /s/ Lawrence R. Miller
       Lawrence R. Miller
       Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Austell * Robert M. Austell	Director	June 16, 2005

/s/ Kimberly D. Barrs Kimberly D. Barrs	Chief Financial Officer	June 16, 2005

/s/ John W. Burnett * John W. Burnett	Director	June 16, 2005

/s/ Robert M. Carpenter * Robert M. Carpenter	Director	June 16, 2005

/s/ Billy J. Coleman * Billy J. Coleman	Director	June 16, 2005

/s/ Jose De Ocampo * Jose De Ocampo	Director	June 16, 2005

/s/ Robert E. Hamby, Jr. * Robert E. Hamby, Jr.	Director	June 16, 2005

/s/ H. Neel Hipp, Jr * H. Neel Hipp, Jr	Director	June 16, 2005

/s/ James D. King * James D. King	Director	June 16, 2005

/s/ William R. Mathis * William R. Mathis	Director	June 16, 2005

/s/ Lawrence R. Miller Lawrence R. Miller	Chief Executive Officer, Director	June 16, 2005

/s/ Sudhirkumar C. Patel * Sudhirkumar C. Patel	Director	June 16, 2005

Hasmukh P. Rama	Director

/s/ W. Ray Samuels * W. Ray Samuels	Director	June 16, 2005

/s/ Charles D. Walters * Charles D. Walters	Director	June 16, 2005

/s/ Roger W. Walters * Roger W. Walters	Director	June 16, 2005

/s/ Vivian A. Wong * Vivian A. Wong	Director	June 16, 2005

By: /s/ Lawrence R. Miller *Attorney in fact	June 16, 2005

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